Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-44884, 333-74612, 333-98191, 333-116295, 333-135460, 333-135461, 333-148602, 333-152105, 333-157499, 333-161672, 333-167895, 333-167896 and 333-189710) pertaining to the 1998 Stock Incentive Plan, the 2000 Outside Director Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2001 Non-Officer, Non Director Employee Stock Incentive Plan, the 2004 Stock Incentive Plan, the 2007 Equity Inducement Plan, the 2009 Equity Inducement Plan, the Amended and Restated 2004 Stock Incentive Plan, the 2010 Employee Stock Purchase Plan and the 2013 Stock Incentive Plan of The Medicines Company and Registration Statement (Form S-3 No. 333-139987) of our report dated May 14, 2013 with respect to the consolidated financial statements of Incline Therapeutics, Inc. as of December 31, 2012 and 2011 and for the years then ended and for the period from December 3, 2009 (inception) through December 31, 2012, included in this Current Report on Form 8-K of The Medicines Company, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, CA

August 12, 2013